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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 6, 2003
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                       NETWORK-1 SECURITY SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)



        Delaware                    1-14896                      11-3027591
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(State or other jurisdiction      (Commission                   (IRS Employer
    of incorporation)             File Number)               Identification No.)



        1601 Trapelo Road, Reservoir Place, Waltham, Massachusetts 02451
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                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (781) 522-3400


                                       N/A
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         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE
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         Network-1 Security Solutions, Inc. (the "Company") issued a press release on January 8, 2003 which included the following:

         Edward James has been elected interim Chief Executive Officer and Chief Financial Officer of the Company. Mr. James also serves on the Board of Directors of Network-1.

         The Company has terminated the employment of Richard Kosinski, as President and Chief Executive Office, and Murray Fish, as Chief Financial Officer and Secretary. Prior to their terminations, Mr. Kosinski and Mr. Fish filed lawsuits against the Company seeking, among other things, severance and bonus compensation and other benefits allegedly due them in the aggregate amount of $400,000. The Company believes it has meritorious defenses to the claims asserted.

         Edward James, age 54, CPA, MBA, has been an independent financial consultant for various companies, venture capital firms and investors since 1993. The financial consulting services provided by Mr. James include acquisition analysis, due diligence, business strategies and review of investments. Mr. James has previously served as CFO for various start-up companies.
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                                    SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NETWORK-1 SECURITY SOLUTIONS, INC.


Dated: January 10, 2003                 By: /s/ Edward James
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                                            Name: Edward James
                                            Title: Interim Chief Executive
                                            Officer and Chief Financial Officer